Exhibit 99.2

Option Care and BioScrip Complete Merger to Form Option Care Health

Largest Independent Home and Alternate Site Infusion Provider Establishes the Standard of Care Across the United States Through Its Clinical Leadership and Technology-Enabled Patient-Centered Model

BANNOCKBURN, Ill. & DENVER, August 7, 2019 – Option Care Enterprises, Inc. (“Option Care”) and BioScrip, Inc. (“BioScrip”) today announced the successful completion of their merger, which follows the satisfaction of the transaction’s closing conditions, including approval by BioScrip shareholders and the receipt of all necessary regulatory approvals.

The newly combined company, Option Care Health, Inc. (“Option Care Health” or the “Company”), emerges as the largest independent home and alternate site infusion services provider in the United States. Option Care Health’s common stock will be listed on the Nasdaq Global Select Market under the ticker symbol BIOS.

John Rademacher, Chief Executive Officer of Option Care Health, said, “Today marks the beginning of an exciting new chapter as we unite two strong organizations with proud histories as market leaders. This combination enables us to reimagine the infusion care experience to unleash the full potential of high-quality care in a lower cost setting on a national scale. We are now the only independent provider focused on delivering a full spectrum of infusion therapies to patients across the country. Our deep clinical expertise, broad therapy portfolio and enhanced financial profile empower us to deliver superior outcomes and set the standard for patient care.”

Option Care Health will continue to focus on:

•	Patient-Centered Care Model, providing deeply personalized care to patients in all 50 states, supported by the broadest commercial and clinical coverage with our unique product offering.

•	Clinical and Market Leadership, leveraging our best-in-class clinical team to consistently raise quality standards and patient outcomes while collaborating with health systems, payers and manufacturers to broaden our therapy portfolio and clinical reach.

•	Investing in People, Technology and Operations to drive profitable growth, while setting the industry standard for infusion services.

Daniel E. Greenleaf, former Chief Executive Officer of BioScrip, commented, “I’m proud of the BioScrip team and the care that we delivered every day to patients who trusted us to provide extraordinary care. This new enterprise combines two independent market leaders and enables the organization to truly redefine infusion therapy in the alternate site setting. With a significantly improved capital structure and financial profile, I’m confident Option Care Health will continue to build upon the momentum of BioScrip and Option Care.”

Option Care Health will be headquartered in Bannockburn, Illinois and led by Rademacher as Chief Executive Officer and Mike Shapiro as Chief Financial Officer. Harry Kraemer, former Chairman and Chief Executive Officer of Baxter International Inc., will serve as Chairman of the Board of Option Care Health.

Advisors

In connection with the transaction, Jefferies LLC and Moelis & Company LLC acted as joint financial advisors to BioScrip, and Gibson, Dunn & Crutcher LLP served as legal advisor. Goldman Sachs & Co. LLC and BofA Merrill Lynch acted as financial advisors and Kirkland & Ellis LLP acted as legal advisor to Option Care.

Forward Looking Statements

This communication contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of Option Care Health. All statements other than statements of historical facts are forward-looking statements. In addition, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words, and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to Option Care Health include, but are not limited to: statements about the benefits of the combined company, including future financial and operating results; expected synergies; the Company’s plans, objectives, expectations and intentions; and other statements relating to the merger that are not historical facts. Forward-looking statements are based on information currently available to BioScrip and Option Care and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties (both known and unknown), and many factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the combination of BioScrip and Option Care, these factors could include, but are not limited to: (i) the impact the significant debt incurred in connection with the merger may have on the Company’s ability to operate the combined business, (ii) risks relating to the integration of the BioScrip and Option Care operations, solutions and employees into the combined company and the possibility that the anticipated synergies and other benefits of the combination, including cost savings, will not be realized or will not be realized within the expected timeframe, (iii) the Company’s status as a “controlled company” within the meanings of NASDAQ, including the Company’s reliance on exemptions from certain corporate governance standards and the significantly less influence that pre-merger holders now have on the Company, and (iv) risks relating to the combined businesses and the industries in which the combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in Bioscrip’s definitive proxy statement filed with the SEC on June 26, 2019 and the Company’s subsequent filings with the SEC. While the lists of risk factors presented here and in the Company’s public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Many of these risks, uncertainties and assumptions are beyond Bio Scrip’s and Option Care’ ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither BioScrip nor Option Care undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication.

About Option Care Health

At Option Care Health, Inc. (Option Care Health) (NASDAQ: BIOS), we are the largest independent home and alternate site infusion services provider in the United States. With over 6,000 teammates including 2,900 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and employees. To learn more, please visit our website at www.OptionCareHealth.com.

For Media Inquiries:

Rachel Bowen, PCI

312.558.1770

RBowen@pcipr.com

For Investor Inquiries:

Mike Shapiro, Chief Financial Officer

Option Care Health

312.940.2538

Investor.relations@optioncare.com